IMAGING DIAGNOSTIC SYSTEMS' ANNUAL SHAREHOLDER MEETING
HIGHLIGHTS PROGRESS, GROWTH and REPORTABLE REVENUES

FOR IMMEDIATE RELEASE
Ft. Lauderdale, Fl., March 25, 2004--Imaging Diagnostic Systems Inc. (IDSI) (OTC
BB: IMDS) announced today that highlights of their annual shareholder meeting, which was held yesterday at 9:00 am at their corporate headquarters, included such announcements as reportable revenues from sales of the CT Laser Breast Imaging System (CTLM(R)), technological advancements, and future business strategies. The revenues of the sales will be reported in the Company's next 10-Q filing.

Dr. Eric Milne, Chief Radiologist, of IDSI reported that the company received over 500 queries for the CTLM(R) at the recently attended European Congress of Radiology (ECR), and was nominated for "Best and Original Paper for Breast Imaging." Milne also mentioned that the studies underway using their CTLM(R) system together with Schering's AG fluorescent dyes have been very encouraging."

In addition, Robert Wake, VP of Engineering of IDSI, made a presentation on the potential market of the company's new Laser Imager for Laboratory Animals, (LILA(TM)). Wake stated, "Optical Medical Imaging of laboratory animals to test pharmaceuticals is an excellent market to enter because each specially bred mouse can cost up to $30,000 and there are currently 30 million mice that are used each year for this type of research."

According to Frost and Sullivan, a premier market and research firm, the animal scanning market is a new frontier with a market value of $100 Million and a projected annual growth in excess of 40%.

"If we can accelerate the typical 3 1/2 year testing cycle of a drug before it can be tested on humans, we can save the pharmaceutical companies millions of dollars. We anticipate that together with our partner, Rumbaugh-Goodwin Institute for Cancer Research, we will be scanning mice before the end of this year for this purpose," Wake added.

The meeting was brought to a close by Deborah O'Brien, Senior Vice President of IDSI, who recited a summation of some of the Company's milestones this year, which included, but were not limited to:

o    Canadian Market Approval
o    Sale of three CTLM(R)systems in China
o    Request of another CTLM(R)by Schering AG
o    Deposit received on a Purchase Order in Argentina
o    Nomination for Best and Original Paper on Breast Imaging at ECR
o    Collaborative Agreement with Rumbaugh-Goodwin Institute of Cancer Research


Imaging Diagnostic Systems has received CE Marking, CMDCAS (Canada), Canadian License, UL listing, ISO 9001:2000-13488 certification and FDA export certification for its CT Laser Breast imaging system. The CTLM(R) system is the first patented breast-imaging system that utilizes state-of-the-art laser technology and patented algorithms to create 3-D cross-sectional images of the breast. The Company is seeking PreMarket Approval (PMA) from the Food and Drug


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Administration (FDA) for its CTLM(R) system to be used as an adjunct to mammography. The CTLM(R) system is a non-invasive, painless examination that does not expose the patient to radiation nor require breast compression.

Please visit Imaging Diagnostic Systems' website at: www.imds.com for additional information.

In conjunction with the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release may contain forward-looking statements pertaining to future anticipated projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectation. Further information on potential factors that could affect Imaging Diagnostic Systems, Inc., is included in the Company's filing with the Securities Exchange Commission.

    Investor Relations:
    Rick Lutz
    Lcgroup@mindspring.com
    404-261-1196

    Media Relations:
    Margie Adelman
    madelman@adelmancommunications.com
    561-347-6768